                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 18, 1997, with respect to the consolidated financial statements of Reliance Bancshares, Inc. in the Form 10-KSB for the fiscal year ended June 30, 1997 of Reliance Bancshares, Inc.


                                                Meier, Clancy, George & Co. LLP
                                                Certified Public Accountants

Brookfield, Wisconsin
September 16, 1997